UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2020
National Storage Affiliates Trust
(Exact name of registrant as specified in its charter)

Maryland	001-37351	46-5053858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8400 East Prentice Avenue, 9th Floor
Greenwood Village, Colorado 80111
(Address of principal executive offices)
(720) 630-2600
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 par value per share	NSA	New York Stock Exchange
Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share	NSA Pr A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 1.01 Entry into a Material Definitive Agreement.
On March 31, 2020, the previously announced mergers of SecurCare Self Storage, Inc. ("SecurCare") and DLAN Corporation ("DLAN") with and into wholly-owned subsidiaries of National Storage Affiliates Trust (the "Company") closed. In connection with the closing, as previously announced, David Cramer's appointment as executive vice president and chief operating officer of the Company and Steven B. Treadwell's resignation from such positions to pursue other interests became effective. In connection with Mr. Cramer's appointment and Mr. Treadwell's resignation, Mr. Cramer entered into an employment agreement (the "Cramer Employment Agreement") with the Company dated as of April 1, 2020, and Mr. Treadwell entered into a separation agreement (the "Treadwell Separation Agreement") with the Company dated as of March 31, 2020.
Cramer employment agreement
The Cramer Employment Agreement has a one-year term and provides for automatic one-year extensions thereafter, unless either party provides at least 90 days' notice of non-renewal. The employment agreement requires Mr. Cramer to devote substantially all of his time to the Company's affairs. It also provides for the following:
•a minimum annual base salary of $400,000;
•eligibility for annual cash performance bonuses based on the satisfaction of performance goals;
•participation in the Company's 2015 Equity Incentive Plan, as well as other incentive, savings and retirement plans applicable generally to the Company's senior management team; and
•medical and other group welfare plan coverage and fringe benefits provided to the Company's senior management team;
The Cramer Employment Agreement provides that, if Mr. Cramer's employment is terminated by the Company without "cause" or by Mr. Cramer for "good reason" (each as defined in the employment agreement) (where good reason includes as a result of the Company's notice of non-renewal of the employment term), Mr. Cramer will be entitled to the following severance payments and benefits, subject to the execution and non-revocation of a general release of claims:
•accrued but unpaid base salary, bonus and other benefits earned and accrued but unpaid prior to the date of termination ("Accrued Obligations");
•an amount equal to two times the sum of Mr. Cramer's then-current annual base salary plus the greater of the annual average bonus over the prior two years (or such fewer years with respect to which Mr. Cramer received an annual bonus) and Mr. Cramer's target annual bonus for the year of termination;
•health benefits for Mr. Cramer and eligible family members for two years following Mr. Cramer's termination of employment at the same level as in effect immediately preceding such termination, subject to reduction to the extent that Mr. Cramer receives comparable benefits from a subsequent employer; and
•100% of the unvested shares or share-based awards held by Mr. Cramer will become fully vested and/or exercisable.
The Cramer Employment Agreement also provides that Mr. Cramer, or his estate, will be entitled to certain severance benefits in the event of death or disability. Specifically, Mr. Cramer or, in the event of his death, his beneficiaries will receive:
•Accrued Obligations;
•prorated annual bonus for the year in which the termination occurs;
•health benefits for Mr. Cramer and/or eligible family members for two years following his termination of employment at the same level as in effect immediately preceding his death or disability; and
•the following vesting terms ("Death or Disability Vesting Terms") apply with respect to outstanding unvested awards held by him:
◦with respect to outstanding unvested time-based share awards, a prorated portion (based on the number of days of employment since the immediately preceding January 1st until the date of death or disability, as applicable, over 365) of such awards that would have vested on the next vesting date applicable to such awards will become vested and free of restrictions and any remaining portion of such awards will be forfeited
◦with respect to outstanding unvested performance-based share awards, such awards shall vest as set forth in the applicable award agreements underlying such awards.
The Cramer Employment Agreement provides for a definition of "good reason" following a change in control (as defined in the employment agreement), and provides for, among other things, 100% of the unvested shares (or share-based awards) held by Mr. Cramer to become fully vested and/or exercisable if Mr. Cramer's employment is terminated by the Company without cause or if Mr. Cramer quits for "good reason" following the effective date of a change in control.

The Cramer Employment Agreement also contains standard confidentiality provisions, which will apply indefinitely, and both non-competition and non-solicitation provisions, which apply during the term of the employment agreement and for a period of six months following termination of employment.
Treadwell separation agreement
Pursuant to the Treadwell Separation Agreement, the parties agreed that Mr. Treadwell's employment agreement with the Company is null and void.
The Treadwell Separation Agreement provides that Mr. Treadwell will receive his Accrued Obligations.
In accordance with the Treadwell Separation Agreement, Mr. Treadwell is subject to a non-solicitation provision, effective for the 12 months following his termination of employment, as well as non-disparagement and confidentiality provisions. Further, under the separation agreement, Mr. Treadwell and his representatives provided a general release of claims in favor of the Company.
Other employment agreements
In addition, on April 1, 2020, the Company entered into written amended and restated employment agreements with each of Arlen D. Nordhagen, the Company's executive chairman, Tamara D. Fischer, the Company's president and chief executive officer, and Brandon S. Togashi, the Company's executive vice president, chief financial officer, chief accounting officer and treasurer, each effective as of January 1, 2020, to update each officer's reporting lines and salaries in connection with the previously announced changes to their titles. In addition:
•each agreement was revised to provide for the Death or Disability Vesting Terms upon a termination for death or disability; and
•the severance multiplier upon a termination without cause or for good reason was increased from two to three for Ms. Fischer and from one to two for Mr. Togashi.
Nordhagen and Cramer lock-up agreements
In connection with the closing of the SecurCare merger, on April 2, 2020, each of Mr. Nordhagen and Mr. Cramer entered into a letter agreement whereby, subject to certain exceptions, each agreed not to directly or indirectly sell or transfer, through January 1, 2025, in the case of Mr. Nordhagen, 3,555,739 common shares, and, in the case of Mr. Cramer, 1,626,447 common shares received in the SecurCare merger, without the prior written consent of the Company. The number of common shares locked up as set forth above decreases by 20% each succeeding January 1 during the term of the agreement.
The foregoing description of each agreement referenced above does not purport to be complete and is qualified by reference to the full text of each such agreement, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
On March 31, 2020, as the Company had previously announced in connection with the merger of SecurCare with and into a wholly-owned subsidiary of the Company, the Company terminated its (i) Facilities Portfolio Management Agreement dated as of April 28, 2015, by and among, the Company, NSA OP, LP, the Company's operating partnership subsidiary (the "Operating Partnership"), SecurCare, a former participating regional operator of the Company, Mr. Nordhagen, the Company's executive chairman and former chief executive officer who had owned approximately 53% of SecurCare's outstanding shares, and Mr. Cramer, the Company's executive vice president and chief operating officer who had owned approximately 24% of SecurCare's outstanding shares, among others (the "FPMA"), and (ii) the Second Amended and Restated Partnership Unit Designation of Series SC Class B OP Units dated as of April 28, 2015 by the Company (the "PUD"). As a result, the Company is no longer obligated to pay any fees or other reimbursements to SecurCare in connection with property management or other services and distributions on the Series SC Class B common units of limited partner interest of the Operating Partnership ("subordinated performance units") have been discontinued. No termination penalties were incurred by the Company in connection with the termination of either the FPMA or the PUD.
Item 3.02. Unregistered Sales of Equity Securities.
On March 31, 2020, in connection with the closing of the SecurCare and DLAN mergers, as described above and under Items 1.01 and 8.01 of the Current Report on Form 8-K filed on February 24, 2020 (the "Merger 8-K"), the Company issued 7,658,495 common shares of beneficial interest, $0.01 par value ("common shares"), to the former shareholders of SecurCare and 446,697 common shares to the former shareholders of DLAN, including 4,063,571 common shares to Mr. Nordhagen, 1,858,737 common shares to Mr. Cramer and 223,402 common shares to Mr. Nordhagen's spouse.
The information in Item 8.01 below is incorporated into this Item 3.02 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information in Item 1.01 above is incorporated into this Item 5.02 by reference.
Item 8.01. Other Events.
Recapitalization transactions
As a condition to the closing of the SecurCare merger transaction described above and under Item 1.01 of the Merger 8-K, on March 31, 2020, the following conversions and transfers occurred: (i) immediately prior to the closing of the SecurCare merger, (a) SecurCare American Portfolio, LLC, a subsidiary of the Operating Partnership ("SAP"), converted 20,144 Class B common units of limited liability company interest held in SAP ("DownREIT Class B Units") held by Mrs. Nordhagen into 67,644 Class X common units of limited liability company interest held in SAP ("DownREIT Class X Units") at the previously disclosed conversion ratio for the Series SC subordinated performance units, (b) SAP converted 14,367 SAP DownREIT Class B Units held by SecurCare into 48,244 SAP DownREIT Class X Units and (c) NSA BV DR, LLC, a wholly owned subsidiary of the Operating Partnership and the managing member of SAP (the "SAP Manager") transferred 143,500 SAP DownREIT Class X Units (formerly Class Y common units of limited liability company interest held in SAP ("DownREIT Class Y Units")) to Mr. Nordhagen in exchange for 143,500 Class A common units of limited partner interest of the Operating Partnership ("Class A OP Units"), which the Operating Partnership subsequently retired; and (ii) immediately after the closing of the SecurCare merger and immediately prior to closing of the DLAN merger, the SAP Manager transferred 225,000 SAP DownREIT Class X Units (formerly SAP DownREIT Class Y Units) to Mr. Nordhagen in exchange for 225,000 Class A OP Units, which the Operating Partnership subsequently retired.
Other issuances
On January 1, 2020, the Company issued 445,701 Class A OP Units to eight limited partners of the Operating Partnership who elected to voluntarily convert a total of 332,738 subordinated performance units pursuant to a conversion right under the Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended.
On March 27, 2020, the Operating Partnership issued 108,652 Class A OP Units to the former shareholders of Maizeland Storage, LLC, including 58,376 Class A OP Units to Mr. Nordhagen and 29,689 Class A OP Units to Mr. Cramer, as partial consideration for the acquisition of the interests in Maizeland Storage, LLC, which owns one self storage property.
Following a specified lock-up period after the respective dates of issuance set forth above, the Class A OP Units (including any Class A OP Units issued upon conversion or exchange of other classes or series of the Operating Partnership's and its subsidiaries' OP equity) may be redeemed from time to time by holders for a cash amount per Class A OP unit equal to the market value of an equivalent number of Common Shares. For information on the terms of conversion or exchange of other classes or series of the Operating Partnership's and its subsidiaries' OP equity, including the Class A OP Units, DownREIT Class X Units and DownREIT Class B Units, see "Noncontrolling Interests" in Note 3 to the Company's consolidated financial statements in the Company's annual report on Form 10-K for the year ended December 31, 2019 (the "2019 10-K"). The Company has elected to report early the private placements that may occur if the Company elects to assume the redemption obligation of the Operating Partnership in the event that Class A OP Units are in the future tendered for redemption as described under "Noncontrolling Interests" in Note 3 to the Company's consolidated financial statements in the 2019-10-K.
As of April 3, 2020, other than those securities held by the Company, after reflecting the transactions described herein, the following OP equity securities described above were issued and outstanding: 32,439,569 Class A OP Units (including 762,950 long-term incentive plan units and 1,924,918 DownREIT Class X Units), and 13,030,232 subordinated performance units (including 4,337,111 DownREIT Class B Units).
The issuances described above were exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01.         Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, dated as of April 1, 2020, by and between National Storage Affiliates Trust and David Cramer
10.2	Separation Agreement, dated as of March 31, 2020 by and between National Storage Affiliates Trust and Steven B. Treadwell
10.3	Amended and Restated Employment Agreement, effective as of January 1, 2020, by and between National Storage Affiliates Trust and Arlen D. Nordhagen
10.4	Amended and Restated Employment Agreement, effective as of January 1, 2020, by and between National Storage Affiliates Trust and Tamara D. Fischer
10.5	Amended and Restated Employment Agreement, effective as of January 1, 2020, by and between National Storage Affiliates Trust and Brandon S. Togashi
10.6	Letter Agreement dated as of April 2, 2020, by and between National Storage Affiliates Trust and Arlen D. Nordhagen.
10.7	Letter Agreement dated as of April 2, 2020, by and between National Storage Affiliates Trust and David Cramer.
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL STORAGE AFFILIATES TRUST

By:	/s/ TAMARA D. FISCHER
Tamara D. Fischer
President and Chief Executive Officer

Date: April 6, 2020